Exhibit  (4)

                                FIFTH THIRD FUNDS

                       FIFTH THIRD INTERNATIONAL GDP FUND,
                         FIFTH THIRD WORLDWIDE FUND AND
                      FIFTH THIRD INTERNATIONAL EQUITY FUND

                             PLAN OF REORGANIZATION
                             ----------------------

         This Plan of Reorganization having been approved by the Board of Trustees of Fifth Third Funds is made as of August 12, 2003, by Fifth Third Funds, on behalf of Fifth Third International GDP Fund, Fifth Third Worldwide Fund and Fifth Third International Equity Fund (the "Plan"). The capitalized terms used herein shall have the meaning ascribed to them in this Plan.

OVERVIEW OF PLAN OF REORGANIZATION

         (a) Each of Fifth Third International GDP Fund ("International GDP Fund") and Fifth Third Worldwide Fund ("Worldwide Fund") will sell, assign, convey, transfer and deliver to Fifth Third International Equity Fund ("International Equity Fund"), and International Equity Fund will acquire, on the Exchange Date, all of the properties and assets existing at the Valuation Time in each of International GDP Fund and Worldwide Fund.

         In consideration therefor, International Equity Fund shall, on the Exchange Date, assume all of the liabilities of each of International GDP Fund and Worldwide Fund and transfer to each of International GDP Fund and Worldwide Fund a number of full and fractional units of beneficial interest ("Shares") (such Shares being Institutional, Advisor1, Class A, Class B or Class C Shares) of International Equity Fund having an aggregate net asset value equal to the value of the assets of each of International GDP Fund and Worldwide Fund transferred to International Equity on such date less the value of all of the liabilities of each of International GDP Fund and Worldwide Fund assumed by International Equity on that date. It is intended that the reorganization described in this Plan shall be a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code").

         (b) Upon consummation of the transaction described in paragraph (a) of this Plan, each of International GDP Fund and Worldwide Fund in complete liquidation shall distribute to its respective shareholders of record as of the Exchange Date the International Equity Fund Shares received by it, each shareholder being entitled to receive that number of such International Equity Fund Shares equal to the proportion which the number of Shares of each of International GDP Fund and Worldwide Fund held by such shareholder bears to the number of such Shares of each of International GDP Fund and Worldwide Fund outstanding on such date. International GDP Fund and Worldwide Fund shareholders of record holding Institutional, Advisor, Class A, Class B or Class C Shares will receive Institutional, Advisor 1, Class A, Class B or Class C Shares, respectively, of International Equity Fund.

FACTUAL BASIS OF THE PLAN

         1. REPRESENTATIONS AND WARRANTIES OF FIFTH THIRD FUNDS Each of Fifth Third Funds, International GDP Fund, Worldwide Fund and International Equity Fund jointly and severally represents and warrants that:

         (a) Fifth Third Funds is a business trust duly established and validly existing under the laws of The Commonwealth of Massachusetts and has power to carry on its business as it is now being conducted and to carry out this Plan. Each of Fifth Third Funds, International GDP Fund, Worldwide Fund and International Equity Fund is not required to qualify as a foreign association in any jurisdiction. Each of Fifth Third Funds, International GDP Fund, Worldwide Fund and International Equity Fund has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on business as now being conducted and to fulfill the terms of this Plan, except as set forth in Section 1(i).


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1 Advisor shares of the International Equity Fund will be offered effective
November 7, 2003.

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         (b) Fifth Third Funds is registered under the Investment Company Act of
1940, as amended (the "1940 Act"), as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect. Each of International GDP Fund, Worldwide Fund and International Equity Fund has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of the Code as of and since its first taxable year, and each of the International GDP Fund, Worldwide Fund and International Equity Fund qualifies and will qualify as a regulated investment company at all times through the Exchange Date.

         (c) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of investments (indicating their market values) for each of International GDP Fund, Worldwide Fund and International Equity Fund for the year ended July 31, 2003, fairly present the financial position of each of International GDP Fund, Worldwide Fund and International Equity Fund as of such date, and said statements of operations and changes in net assets and financial highlights fairly reflect the results of operations, changes in net assets and financial highlights for the periods covered thereby in conformity with generally accepted accounting principles.

         (d) The prospectuses of each of International GDP Fund, Worldwide Fund and International Equity Fund dated November 30, 2002, as filed with the Securities and Exchange Commission (the "Commission") (the "Prospectuses") and the Statement of Additional Information for Fifth Third Funds, dated November 30, 2002, as amended February 28, 2003 (the "Statement of Additional Information") as filed with the Commission, did not as of such date, and will not as of the Exchange Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of Fifth Third Funds, International GDP Fund, Worldwide Fund or International Equity Fund, overtly threatened against Fifth Third Funds, International GDP Fund, Worldwide Fund or International Equity Fund, which assert liability on the part of Fifth Third Funds, International GDP Fund, Worldwide Fund or International Equity Fund.

         (f) There are no material contracts outstanding to which Fifth Third Funds, International GDP Fund, Worldwide Fund or International Equity Fund is a party, other than as disclosed in Fifth Third's Prospectuses and Statement of Additional Information or in the Registration Statement.

         (g) Each of International GDP Fund and Worldwide Fund has no known liabilities of a material nature, contingent or otherwise, other than those shown on its statement of assets and liabilities as of July 31, 2003, referred to above and those incurred in the ordinary course of the business of Fifth Third Funds as an investment company or International GDP Fund or Worldwide Fund since such date. Prior to the Exchange Date, each of International GDP Fund and Worldwide Fund will advise International Equity Fund of all known material liabilities, contingent or otherwise, incurred by it subsequent to July 31, 2003, whether or not incurred in the ordinary course of business.

         (h) Fifth Third Funds and each of International GDP Fund, Worldwide Fund and International Equity Fund has filed or will file all federal and other tax returns which, to the knowledge of Fifth Third Funds' officers, are required to be filed by International GDP Fund, Worldwide Fund or International Equity Fund, respectively, and has paid or will pay all federal and other taxes shown to be due on said returns or on any assessments received by International GDP Fund, Worldwide Fund or International Equity Fund, respectively. To the best of such officers' knowledge, each of International GDP Fund, Worldwide Fund and International Equity Fund has adequately provided for all tax liabilities on its books, no tax deficiency or liability of International GDP Fund, Worldwide Fund or International Equity Fund has been asserted, and no question with respect thereto has been raised (including by way of audit) by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

         (i) No consent, approval, authorization or order of any governmental authority is required for the consummation by Fifth Third Funds, International GDP Fund, Worldwide Fund or International Equity Fund of the transaction contemplated by this Plan, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or Blue Sky laws or the H-S-R Act.

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         (j) As of both the Valuation Time and the Exchange Date and otherwise as described in Section 1(i), Fifth Third Funds on behalf of International Equity Fund will have full right, power and authority to purchase the Investments and any other assets and assume the liabilities of each of International GDP Fund and Worldwide Fund to be transferred to International Equity Fund pursuant to this Plan.

         (k) The Registration Statement, the Prospectuses and the Proxy Statement, on the effective date of the Registration Statement and insofar as they relate to Fifth Third Funds, International GDP Fund, Worldwide Fund and International Equity Fund: (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and at the time of the shareholders' meeting referred to in Section 8(a) and at the Exchange Date, the Prospectuses, as amended or supplemented by any amendments or supplements filed with the Commission by Fifth Third Funds, International GDP Fund, Worldwide Fund or International Equity Fund, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement, the Prospectuses or the Proxy Statement made in reliance upon and in conformity with information furnished by International GDP Fund, Worldwide Fund or International Equity Fund for use in the Registration Statement, the Prospectuses or the Proxy Statement.

         (l) International Equity Fund Shares to be issued to each of International GDP Fund and Worldwide Fund have been duly authorized and, when issued and delivered pursuant to this Plan and the Prospectuses, will be legally and validly issued and will be fully paid and nonassessable by Fifth Third Funds and no shareholder of Fifth Third Funds will have any preemptive right of subscription or purchase in respect thereof.

         (m) The issuance of International Equity Fund Shares pursuant to this Plan will be in compliance with all applicable federal and state securities laws.

SPECIFICS OF PLAN

         2. REORGANIZATION. (a) Subject to the requisite approval of the shareholders of each of International GDP Fund and Worldwide Fund and to the other terms and conditions contained herein (including each of International GDP Fund's and Worldwide Fund's obligation to distribute to its respective shareholders all of its income and net capital gain described in Section 8(j) hereof), each of International GDP Fund and Worldwide Fund agrees to sell, assign, convey, transfer and deliver to International Equity Fund, and International Equity Fund agrees to acquire from each of International GDP Fund and Worldwide Fund, on the Exchange Date all of the Investments and all of the cash and other assets of each of International GDP Fund and Worldwide Fund in exchange for that number of Shares of International Equity Fund provided for in
Section 3 and the assumption by International Equity Fund of all of the liabilities of each of International GDP Fund and Worldwide Fund. Pursuant to this Plan, each of International GDP Fund and Worldwide Fund will, as soon as practicable after the Exchange Date, distribute in liquidation all of the International Equity Fund Shares received by it to its shareholders in exchange for their respective Shares of each of International GDP Fund and Worldwide Fund.

         (b) Fifth Third Funds, on behalf of each of International GDP Fund and Worldwide Fund, will pay or cause to be paid to International Equity Fund any interest and cash dividends received by it on or after the Exchange Date with respect to the Investments transferred to International Equity Fund hereunder. Fifth Third Funds, on behalf of each of International GDP Fund and Worldwide Fund, will transfer to International Equity Fund any rights, stock dividends, or other securities received by each of International GDP Fund and Worldwide Fund after the Exchange Date as stock dividends or other distributions on or with respect to the Investments transferred, which rights, stock dividends, and other securities shall be deemed included in the assets transferred to International Equity Fund at the Exchange Date and shall not be separately valued, in which case any such distribution that remains unpaid as of the Exchange Date shall be included in the determination of the value of the assets of each of International GDP Fund and Worldwide Fund acquired by International Equity Fund.

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         3. EXCHANGE DATE; VALUATION TIME. On the Exchange Date, International
Equity Fund will deliver to each of International GDP Fund and Worldwide Fund a number of International Equity Fund Shares having an aggregate net asset value equal to the value of the assets attributable to each corresponding class of Shares of each of International GDP Fund and Worldwide Fund acquired by International Equity Fund, less the value of the liabilities of each of International GDP Fund and Worldwide Fund assumed, determined as hereafter provided in this Section 3.

         (a) Subject to Section 3(d) hereof, the value of each of International GDP Fund's and Worldwide Fund's net assets will be computed as of the Valuation Time using the valuation procedures for International Equity Fund set forth in the Fifth Third Prospectuses and Fifth Third Statement of Additional Information. In no event shall the same security held by the International GDP Fund or Worldwide Fund and Fifth Third Funds be valued at different prices.

         (b) Subject to Section 3(d) hereof, the net asset value of a Share of International Equity Fund will be determined to the nearest full cent as of the Valuation Time, using the valuation procedures set forth in the Fifth Third Prospectuses for International Equity Fund.

         (c) Subject to Section 3(d), the Valuation Time shall be 4:00 p.m. Eastern Standard time on November 7, 2003, or such earlier or later days as may be established by the proper officers of Fifth Third Funds (the "Valuation Time").

         (d) No formula will be used to adjust the net asset value of International GDP Fund or Worldwide Fund or International Equity Fund to take into account differences in realized and unrealized gains and losses.

         (e) International Equity Fund shall issue its Shares to each of International GDP Fund and Worldwide Fund on one share deposit receipt registered in the name of International GDP Fund and Worldwide Fund, respectively. Each of International GDP Fund and Worldwide Fund shall distribute in liquidation the International Equity Fund Shares received by it hereunder pro rata to its shareholders by redelivering such share deposit receipt to Fifth Third Funds' transfer agent which will as soon as practicable set up open accounts for each International GDP Fund and Worldwide Fund shareholder, in accordance with written instructions furnished by International GDP Fund and Worldwide Fund.

         (f) International Equity Fund shall assume all liabilities of each of International GDP Fund and Worldwide Fund, whether accrued or contingent, in connection with the acquisition of assets and subsequent dissolution of each of International GDP Fund and Worldwide Fund or otherwise, except that recourse for assumed liabilities relating to each of International GDP Fund and Worldwide Fund will be limited to International Equity Fund.

         4. EXPENSES, FEES, ETC. (a) Other than accounting fees, all fees and expenses incurred by each of International GDP Fund, Worldwide Fund and/or International Equity Fund as a direct result of the transaction contemplated by this Plan, will be borne by Fifth Third Bank and/or Fifth Third Asset Management, Inc., including the costs of proxy materials, proxy solicitations and legal expenses. Fees and expenses not incurred directly in connection with the consummation of the Transaction will be paid by the party directly incurring such expenses.

          (b) Notwithstanding any other provisions of this Plan, if for any reason the transaction contemplated by this Plan is not consummated, no party shall be liable to the other party for any damages resulting therefrom, including without limitation consequential damages.

         5. PERMITTED ASSETS. Fifth Third Funds, International GDP Fund and Worldwide Fund agree to review the assets of each of International GDP Fund and Worldwide Fund to ensure that at any time prior to the Exchange Date the assets of each of International GDP Fund and Worldwide Fund do not include any assets that International Equity Fund is not permitted, or reasonably believes to be unsuitable for it, to acquire, including without limitation any security that, prior to its acquisition by each of International GDP Fund and Worldwide Fund, is unsuitable for International Equity Fund to acquire.

         6. EXCHANGE DATE. Delivery of the assets of each of International GDP Fund and Worldwide Fund to be

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transferred, assumption of the liabilities of each of International GDP Fund and
Worldwide Fund to be assumed, and the delivery of International Equity Fund Shares to be issued shall be made at the offices of Fifth Third Funds, 3435 Stelzer Road, Columbus, Ohio 43219, at 9:00 a.m. Eastern standard time on November 10, 2003, or at such other times and dates established by the proper officers of Fifth Third Funds, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date."

         7. SPECIAL MEETING OF SHAREHOLDERS; DISSOLUTION. (a) Each of International GDP Fund and Worldwide Fund agrees to call a special meeting of the shareholders as soon as is practicable after the effective date of the Registration Statement for the purpose of considering the sale of all of the assets of each of International GDP Fund and Worldwide Fund to and the assumption of all of the liabilities of each of International GDP Fund and Worldwide Fund by International Equity Fund as herein provided, approving this Plan, and authorizing the liquidation and dissolution of each of International GDP Fund and Worldwide Fund, and it shall be a condition to the obligations of each of the parties hereto that the holders of the Shares of each of International GDP Fund and Worldwide Fund shall have approved this Plan and the transaction contemplated herein in the manner required by law and Fifth Third Funds' Declaration of Trust and Bylaws at such a meeting on or before the Valuation Time.

         (b) Each of International GDP Fund and Worldwide Fund agrees that the liquidation of it will be effected in the manner provided in Fifth Third Funds' Declaration of Trust and Bylaws in accordance with applicable law, that it will not make any distributions of any International Equity Fund Shares to the shareholders of each of International GDP Fund and Worldwide Fund without first paying or adequately providing for the payment of all of each of International GDP Fund's and Worldwide Fund's known debts, obligations and liabilities.

          8. CONDITIONS TO BE MET REGARDING THE TRANSACTION. The obligation of International GDP Fund, Worldwide Fund and International Equity Fund to consummate the transactions contemplated by this Plan shall be subject to the following conditions:

         (a) This Plan shall have been adopted and the transaction contemplated hereby, including the liquidation of each of International GDP Fund and Worldwide Fund, shall have been approved by the shareholders of each of International GDP Fund and Worldwide Fund in the manner required by law.

         (b) Each of International GDP Fund and Worldwide Fund shall have furnished to International Equity Fund a statement of each of International GDP Fund's and Worldwide Fund's assets and liabilities, with values determined as provided in Section 3 of this Plan, together with a list of Investments with their respective tax costs, all as of the Valuation Time, certified on International GDP Fund's and Worldwide Fund's behalf by its President (or any Vice President) and Treasurer, and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of each of International GDP Fund and Worldwide Fund since July 31, 2003, other than changes in the Investments since that date or changes in the market value of the Investments, or changes due to net redemptions of Shares of each of International GDP Fund and Worldwide Fund, dividends paid or losses from operations.

         (c) As of the Valuation Time and as of the Exchange Date, all representations and warranties of each of International GDP Fund and Worldwide Fund made in this Plan are true and correct in all material respects as if made at and as of such dates, each of International GDP Fund and Worldwide Fund has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to each of such dates, and each of International GDP Fund and Worldwide Fund shall have furnished to International Equity Fund a statement, dated the Exchange Date, signed by Fifth Third Funds' President (or any Vice President) and Treasurer certifying those facts as of such dates.

         (d) There shall not be any material litigation pending with respect to the matters contemplated by this Plan.

         (e) Fifth Third Funds shall have received an opinion of Ropes & Gray LLP dated the Exchange Date to the effect that: (i) Fifth Third Funds is a business trust duly established and validly existing under the laws of the Commonwealth of Massachusetts, and neither Fifth Third Funds, International GDP Fund, Worldwide Fund nor International Equity Fund is, to the knowledge of such counsel, required to qualify to do business as a foreign association in any jurisdiction; (ii) Fifth Third Funds, International GDP Fund and Worldwide Fund have power to sell, assign, convey, transfer and deliver the Investments and other assets contemplated hereby and, upon consummation of the transaction contemplated hereby in accordance with the terms of this Plan, Fifth Third Funds,

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International GDP Fund and Worldwide Fund will have duly sold, assigned, conveyed, transferred and delivered such Investments and other assets to International Equity Fund; (iii) the adoption of this Plan did not, and the consummation of the transaction contemplated hereby will not, violate Fifth Third Funds' Declaration of Trust or Bylaws, as amended, or any provision of any agreement known to such counsel to which Fifth Third Funds is a party or by which it is bound; (iv) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Fifth Third Funds of the transaction contemplated hereby, except such as have been obtained under the Securities Act of 1933 (the "1933 Act"), the Securities Exchange Act of 1934 ("the 1934 Act") and the 1940 Act; (v) this Plan has been duly authorized, executed and delivered by Fifth Third Funds and is a valid and binding obligation of Fifth Third Funds; and (vi) the Shares of International Equity Fund to be delivered to each of International GDP Fund and Worldwide Fund as provided for by this Plan are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by Fifth Third Funds and no shareholder of Fifth Third Funds has any preemptive right to subscription or purchase in respect thereof.

         (f) Fifth Third Funds, in behalf of International GDP Fund, Worldwide Fund and International Equity Fund shall have received one or more opinions of Ropes & Gray LLP addressed to International GDP Fund, Worldwide Fund and International Equity Fund and dated the Exchange Date to the effect that, on the basis of the existing provisions of the Code, current administrative rules and court decisions, for Federal income tax purposes: (i) the transaction will constitute a reorganization within the meaning of Section 368(a) of the Code, and International Equity Fund, International GDP Fund and Worldwide Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by International Equity Fund upon the receipt of the assets of International GDP Fund and Worldwide Fund in exchange for International Equity Fund Shares and the assumption by International Equity Fund of the liabilities of International GDP Fund and Worldwide Fund; (iii) the basis in the hands of International Equity Fund of the assets of International GDP Fund and Worldwide Fund transferred to International Equity Fund in the transaction will be the same as the basis of such assets in the hands of International GDP Fund and Worldwide Fund, respectively, immediately prior to the transfer; (iv) the holding periods of the assets of International GDP Fund and Worldwide Fund in the hands of International Equity Fund will include the periods during which such assets were held by International GDP Fund and Worldwide Fund, respectively; (v) no gain or loss will be recognized by International GDP Fund or Worldwide Fund upon the transfer of each of International GDP Fund's and Worldwide Fund's assets to International Equity Fund in exchange for International Equity Fund Shares and the assumption by International Equity Fund of the liabilities of International GDP Fund and Worldwide Fund, respectively, or upon the distribution of International Equity Fund Shares by International GDP Fund and Worldwide Fund, respectively, to its shareholders in liquidation; (vi) no gain or loss will be recognized by International GDP Fund or Worldwide Fund shareholders upon the exchange of their International GDP Fund or Worldwide Fund Shares, respectively, for International Equity Fund Shares; (vii) the aggregate basis of International Equity Fund Shares an International GDP Fund or Worldwide Fund shareholder receives in connection with the transaction will be the same as the aggregate basis of his or her International GDP Fund or Worldwide Fund Shares, respectively, exchanged therefor; (viii) an International GDP Fund or Worldwide Fund shareholder's holding period for his or her International Equity Fund Shares will be determined by including the period for which he or she held the International GDP Fund or Worldwide Fund Shares exchanged therefor, provided that he or she held such International GDP Fund or Worldwide Fund Shares as capital assets; and
(ix) International Equity Fund will succeed to, and take into account (subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Regulations thereunder) the items of International GDP Fund and Worldwide Fund described in Section 381(c) of the Code.

         (g) The assets of each of International GDP Fund and Worldwide Fund to be acquired by International Equity Fund will include no assets which International Equity Fund, by reason of limitations contained in its Declaration of Trust or of investment restrictions disclosed in Fifth Third Prospectuses and SAI in effect on the Exchange Date, may not properly acquire. Fifth Third Funds shall not change Fifth Third Funds' Declaration of Trust and Fifth Third Prospectuses so as to restrict permitted investments for International Equity Fund except as required by the Commission or any state regulatory authority.

         (h) The Registration Statement shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Fifth Third Funds, contemplated by the Commission and or any state regulatory authority.

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         (i) Fifth Third Funds shall have received from the Commission such order or orders as Ropes & Gray LLP deems reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act in connection with the transaction contemplated hereby, and that all such orders shall be in full force and effect.

         (j) Prior to the Exchange Date, each of International GDP Fund, Worldwide Fund and International Equity Fund shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders (a) all of the excess of (x) its investment income excludable from gross income under Section 103 of the Code over (y) its deductions disallowed under Section 265 and 171 of the Code, (b) all of its investment company taxable income as defined in Section 852 of the Code (computed without regard to any deduction for dividends paid), and (c) all of its net capital gain realized (after reduction for any capital loss carryover), in each case for both the current (which will end on the Exchange
Date) and immediately preceding taxable year.

         (k) Each of International GDP Fund and Worldwide Fund shall have furnished to International Equity Fund a certificate, signed by the President (or any Vice President) and the Treasurer of Fifth Third Funds, as to the tax cost to each of International GDP Fund and Worldwide Fund of the securities delivered to International Equity Fund pursuant to this Plan, together with any such other evidence as to such tax cost as International Equity Fund may reasonably request.

         (l) Fifth Third Funds shall have received from the custodian of Fifth Third Funds a certificate identifying all of the assets of each of International GDP Fund and Worldwide Fund held by such custodian as of the Valuation Time.

         (m) The transfer agent of Fifth Third Funds shall have provided to Fifth Third Funds (i) a record specifying the number of Shares of each of International GDP Fund and Worldwide Fund outstanding as of the Valuation Time and (iii) a record specifying the name and address of each holder of record of any such Shares of International GDP Fund and Worldwide Fund and the number of International GDP Fund and Worldwide Fund Shares held of record by each such shareholder as of the Valuation Time. International GDP Fund's and Worldwide Fund's transfer agent shall also have provided Fifth Third Funds with a certificate confirming that the acts specified in the preceding sentence have been taken and that the information so supplied is complete and accurate to the best knowledge of the transfer agent.

         (n) Fifth Third Funds, on behalf of International Equity Fund, shall have executed and delivered an Assumption of Liabilities dated as of the Exchange Date pursuant to which International Equity Fund will assume all of the liabilities of each of International GDP Fund and Worldwide Fund existing at the Valuation Time in connection with the transaction contemplated by this Plan.

           (o) Fifth Third Funds, on behalf of International GDP Fund and Worldwide Fund, shall have executed and delivered an instrument of transfer ("Transfer Document") and any other certificates or documents Fifth Third Funds may deem necessary or desirable to transfer each of International GDP Fund's and Worldwide Fund's entire right, title and interest in and to the Investments and all other assets of each of International GDP Fund and Worldwide Fund.

         9. NO BROKER, ETC. There is no person who has dealt with Fifth Third Funds, International GDP Fund, Worldwide Fund or International Equity Fund who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transaction contemplated by this Plan.

         10. TERMINATION. Fifth Third Funds may, by consent of its Trustees, terminate this Plan, and Fifth Third Funds, after consultation with counsel, may modify this Plan in any manner deemed necessary or desirable.

         11. COVENANTS, ETC. DEEMED MATERIAL. All covenants, agreements, representations and warranties made under this Plan and any certificates delivered pursuant to this Plan shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

         12. SOLE PLAN; AMENDMENTS. This Plan supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with

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respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto, and shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts.

         13. RULE 145. Pursuant to Rule 145 under the 1933 Act, Fifth Third Funds will, in connection with the issuance of any Shares of the International Equity Fund to any person who at the time of the transaction contemplated hereby is deemed to be an affiliate of a party to the transaction pursuant to Rule 145(c), cause to be affixed upon the certificates issued to such person (if any) a legend as follows:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT TO FIFTH THIRD FUNDS OR ITS PRINCIPAL UNDERWRITER UNLESS (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR
(ii) IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO FIFTH THIRD FUNDS SUCH REGISTRATION IS NOT REQUIRED.

and, further, Fifth Third Funds will issue stop transfer instructions to Fifth Third Funds' transfer agent with respect to such International Equity Fund Shares.

         14. FIFTH THIRD FUNDS' DECLARATION OF TRUST Fifth Third Funds is a business trust organized under Massachusetts law and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Fifth Third Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of Fifth Third Funds personally, but bind only the assets of Fifth Third Funds and all persons dealing with any series or funds of Fifth Third Funds, such as International Equity Fund, must look solely to the assets of Fifth Third Funds belonging to such series or funds for the enforcement of any claims against Fifth Third Funds.

AS ADOPTED ON AUGUST 12, 2003